Exhibit 1.01

Dell Technologies Inc.
Conflict Minerals Report

Introduction
This Conflict Minerals Report for Dell Technologies Inc. (“Dell” or “we,” “us,” “our”) is filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Dell’s Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting year ended December 31, 2018 (the “Reporting Period”). The Rule imposes disclosure of certain due diligence and reporting obligations on SEC reporting companies whose manufactured products or products contracted to be manufactured contain “conflict minerals” that are necessary to the functionality or production of Dell products. The Rule defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold, also referred to as “3TG.”
Dell Products Covered by this Report
This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by Dell; and (iii) for which the manufacture was completed during the Reporting Period (the “Covered Products”). The Covered Products include the following product categories that were manufactured, or contracted to be manufactured, by Dell in the Reporting Period: branded hardware, such as desktop PCs, notebooks and tablets; branded and third-party peripherals, such as monitors and projectors; and server, storage and networking products.
Overview of Dell’s Conflict Minerals Program
Dell supports, respects and upholds the internationally-recognized human rights of all people, including all internal team members and those in our supply chain. Ensuring the responsible sourcing of minerals is also part of this global approach.
Dell manufactures and contracts to manufacture products for which 3TG minerals are necessary to their functionality or production. As a manufacturer of technology products, Dell does not purchase 3TG directly from mines, smelters, or refiners, but does purchase components and materials that may contain 3TG. Therefore, we collaborate with suppliers, industry peers, and other stakeholders to meet our program goals and customer expectations. In order to comply with the Rule, Dell conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any necessary 3TG contained in the Covered Products originated in the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (together, the “Covered Countries”), or were from recycled or scrap sources.
Our approach to responsible sourcing follows the tenets set forth in the Organisation for Economic Co-operation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (2016)” and the related Supplements for 3TG (the “OECD framework”). We participate in multi-stakeholder initiatives such as the Responsible Minerals

Initiative (“RMI”). The RMI provides tools such as the Conflict Minerals Reporting Template (“CMRT”) and oversees the Responsible Minerals Assurance Program (“RMAP”), which verifies that sourcing practices are aligned with the OECD framework. We use these tools, RMI guidance, and the OECD framework to conduct due diligence on our 3TG supply chain and to drive the actions that helped us achieve the goals established at the beginning of the Reporting Period. These goals include a 100 percent CMRT response rate by in-scope suppliers and increasing the number of smelters and refiners participating in RMAP. Our work to increase the number of smelters and refiners (“SORs”) participating in RMAP resulted in 86 percent of all smelters and refiners reported in Dell’s supply chain designated as Active or Conformant to RMAP. As part of this effort, we also successfully removed from the supply chains of our suppliers eight smelters that were deemed high-risk.
Holistic Approach to Responsible Sourcing
Dell supports on-the-ground projects that drive responsible sourcing and contribute to the well-being of those in mining communities. We have built relationships with industry partners to create an ecosystem of responsible, ethical sourcing.
Dell funds the work of the non-profit organization IMPACT to develop the business skills of women in mining communities in the Ituri Province of the DRC. The training Dell is supporting is a component of IMPACT’s Artisanal Mining Women’s Empowerment Credit & Savings (AFECCOR) project. AFECCOR seeks to develop access to savings and credit for women and men in artisanal gold mining communities in order to support entrepreneurship and improve economic security. It also has a goal of reducing the reliance miners have on informal credit networks, leading to an increase in the flow of gold into the Just Gold project, which brings traceable, legal, and responsibly mined gold from the DRC to international markets. The training was briefly postponed for six weeks due to an Ebola outbreak that has been affecting the Eastern DRC area since August 2018. The project resumed in September 2018 and delivered training to over 300 women to identify income-generating opportunities and successfully build their own businesses. In 2019, we will continue to monitor the development of these women and their businesses.
Dell also is a member of the Public Private Alliance for Responsible Minerals Trade (“PPA”). The PPA supports supply chain projects and solutions in the DRC and Great Lakes Region to help develop conflict-free supply chains and promote responsible sourcing from that region. PPA has also supported projects in the past such as IMPACT’s Just Gold project. Just Gold was the first program to implement a traceable and conflict-free artisanal gold supply chain in the Eastern DRC. Most recently, PPA funded a grant to identify the role of financial institutions in promoting responsible minerals trade from conflict-affected and high-risk areas, and the barriers to that engagement. Dell provided input on the selection of the best qualified implementing partners to carry out the project as a member of the PPA Project and Resources Group. We continue to support opportunities to positively impact local communities and increase verifiable conflict-free sourcing from the Covered Countries through our engagement with PPA.
In alignment with our commitment to responsible sourcing beyond the DRC, Dell participates in the Indonesia Tin Working Group (“TWG”). The TWG addresses environmental and social issues in the Indonesian tin sector. It is implementing solutions to address land reclamation and worker occupational health and safety. Dell joined in the initial phase of the TWG, which was led by Sustainable Trade Initiative IDH, and continues to participate in the TWG under RMI’s leadership.

Reasonable Country of Origin Inquiry
The CMRT survey, smelter and refiner review process, and third-party data constituted our Reasonable Country of Origin Inquiry (RCOI). This RCOI, combined with our risk assessment and mitigation efforts described in this report, represent Dell’s efforts to trace the source of the 3TG in our supply chain to the mine or location of origin as necessary.
Table 1: Reasonable Country of Origin Inquiry Conclusions

•	SORs believed not to source from Covered Countries – Based on evidence from RMI RCOI data and/or third-party data, these SORs source exclusively from outside of the Covered Countries.

•	SORs believed to source only from recycled/scrap – Based on evidence from RMI RCOI data and/or third-party data, these SORs source exclusively from recycled and/or scrap materials.

•	SORs where due diligence is required by Rule 13p-1 – Additional due diligence was performed on any SORs that did not fall in the first two categories.

◦
    SORs known to source from Covered Countries, and are Conformant with RMAP – RMI RCOI data indicates that these SORs are responsibly sourcing some or all materials from the Covered Countries. These SORs are certified Conformant to RMAP audit standard.

◦
SORs that may source from Covered Countries, and Active/Conformant with RMAP – These SORs are certified Conformant or Active to RMAP audit standard, but RCOI data does not provide the exact details on sourcing location.

◦
SORs that may source from Covered Countries, and risk assessed using 3rd party data – These SORs do not have a current audit or RCOI data, and we were unable to rule out sourcing from the Covered Countries. Consequently, we reviewed third-party research on all of these SORs as a part of our due diligence process.

It is Dell’s goal to source 3TG that originates from the Covered Countries responsibly through the use of an independent third-party audit to validate that the assurance systems of the applicable smelters and refiners are aligned with the OECD framework. Of the 300 unique smelters and refiners reported to Dell by our suppliers, 257 are participating in the RMI RMAP program. Of these, 41 are known to be sourcing from the Covered Countries, and all are designated as “RMAP Conformant.” In addition, of the 300 smelters and refiners, 47 are recyclers of 100% scrap or recycle material and are considered to be low risk because they do not source from the Covered Countries. Dell continues to work with suppliers throughout its supply chain to assess and improve their information reporting quality and capacity, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.
Due Diligence Process
Design of Due Diligence Measures
Dell’s due diligence measures have been designed to conform, in all material respects, with the OECO framework. Dell’s due diligence included the following elements of the OECD framework:

•	Step 1: Establish strong company management system;

•	Step 2: Identify and assess risk in the supply chain;

•	Step 3: Design and implement a strategy to respond to identified risks;

•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and

•	Step 5: Report on supply chain due diligence

Due Diligence Performed
Step 1: Establish Strong Company Management System
Dell has established a management system to determine the source and chain of custody of 3TG in its supply chain.

Responsible Sourcing Policy. Dell began implementing its Conflict Minerals Program in 2008 as awareness and concerns about risks of human rights violations in the upstream supply chain began to grow. Dell’s Responsible Sourcing Policy outlines a collaborative approach to addressing these concerns and states our expectations for suppliers to have policies and due diligence practices in place to reasonably assure that products and components supplied to Dell are not sourced from a conflict region and do not benefit armed groups. Our policy also requires suppliers to take steps to remediate potential risks identified as a result of their due diligence efforts.
Dell abides by, and is held accountable to, the Responsible Business Alliance (RBA) Code of Conduct and Dell’s Supplier Principles, which also require direct material suppliers to have a conflict minerals policy and conduct due diligence on the source and chain of custody of materials in their products to reasonably assure they do not come from conflict sources.
Control System. Dell utilizes the Conflict Minerals Reporting Template to survey the Dell supply chain annually. This survey process is Dell’s primary mechanism for identifying smelters and refiners that supply 3TG to components within the supply chain and for assessing the risks associated with 3TG. Once smelter and refiner data is collected from suppliers, we utilize the RMI’s RMAP to gain initial insights into whether the smelter is participating in RMAP and determine the country of origin of 3TG for the smelters and refiners in our supply chain.
Supplier Engagement. Responsible sourcing is embedded in Dell’s supply chain management business processes. Our accountability and performance supplier scorecard includes metrics on suppliers’ adherence to our Conflict Minerals expectations, along with other metrics such as quality, cost and availability. This scorecard is used by Dell executives in business reviews with strategic suppliers and provides a key input into business decisions.
Internal Team. Dell’s Responsible Minerals Governance Committee provides strategic direction and input to our Responsible Minerals Program, including Dell’s Responsible Minerals Policy, supplier requirements, communications, and risk management. The Committee is overseen by the Vice President of Supply Chain Sustainability, Risk, Tools and Governance. Leaders from functions also include Global Compliance, Procurement, Corporate Social Responsibility, Legal, and other internal stakeholders. Dell’s Senior Procurement Leadership also receives monthly program updates to drive suppliers to meet timelines and expectations.
Grievance Mechanism. Dell continues to maintain an internal grievance reporting process that allows internal and external parties to report concerns regarding Dell’s supply chain. Reports, including those related to responsible sourcing of minerals, are made either directly to Dell or through Dell’s ethics hotline (accessible via telephone or web), which is maintained by a third-party provider. These reports are taken seriously and are managed first by the third-party provider, then routed to the appropriate contact within Dell for continued investigation. Information about the various channels through which reports can be made is included in the publicly available Dell Code of Conduct, and in mandatory annual employee Code of Conduct training.
The web site http://dell-ethicsline.com provides all information, including local phone numbers for every country. Reporting can be leveraged via telephone or web 24x7x365, even anonymously where allowed by local law. Additionally, parties can contact the Dell Ethics & Compliance Office via ethics@dell.com (in a reporting process that is not anonymous).

Step 2: Identify and Assess Risks in the Supply Chain
Beginning in 2018, Dell has sought to strengthen our internal processes to drive greater alignment with the RMAP tools and OECD framework.
We start by identifying suppliers that are in scope for Dell’s Conflict Minerals Program. We then work to integrate the suppliers into one unified scoping procedure, to ensure a consistent methodology is applied across our supply base. A supplier is selected for the Conflict Minerals Program if it meets one or more of the following criteria:

•	provides components to Dell that are known to, or could potentially, contain 3TG;

•	receives at least a specified percentage of overall expenditures; or

•	is considered to be high-risk for benefiting armed groups in the Covered Countries based on previously reported data.

Dell requests an annual CMRT from in-scope suppliers and expects them to cascade the request through the supply chain. Dell expects our suppliers to report complete and accurate data on 3TG acquired from their supply chain through the CMRT process. We use the data from this survey to identify the smelters and refiners in our supply chain, and to verify that those smelters and refiners are participating in RMAP. Collected CMRTs are analyzed to ensure conformity with Dell’s assessment.
We partner with a third-party software provider to streamline and manage our CMRT campaign. This tool performs an initial data validation check when the supplier submits a CMRT. We also review CMRTs against our internally-developed risk assessment framework, which evaluates progress on due diligence, confirms a conflict minerals policy is in place, and assesses the list of 3TG smelters and refiners in their supply chain. In 2018, we updated our data validation process to drive focus on Dell’s own due diligence and goal for 100 percent of smelters and refiners in our supply chain to be RMAP conformant. To do this, we updated our tool’s validation checks to ensure we were only flagging data that was relevant to Dell operations. This allowed us to leverage automation and eliminate manual touch points without reducing visibility to risk. The automation also improved supplier communication by providing clear, consistent calls to action to drive closure on open items. Examples of this communication include automated reminders to submit a CMRT, feedback on CMRT errors and opportunities to improve CMRT response, and a Smelter Risk Mitigation Survey for high-risk smelter removal. Where potential risks are identified, we work with suppliers to obtain additional information and request corrective actions, as necessary.
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Our strategy to respond to risk involves a combination of internal methods and leveraging industry collaboration to drive progress forward. Dell is committed to promoting responsible sourcing through third-party verification of smelters and refiners. We expect our suppliers to work toward sourcing only from RMAP Conformant smelters and refiners and take steps towards removing high-risk smelters. As a reflection of this priority, we have updated our risk mitigation process to ensure we address the most immediate risks in our supply chain.

Dell encourages our supply chain to promote responsible sourcing through the use of RMI audits to validate alignment with the OECD framework. We recognize that some smelters or refiners may not share in our vision for responsible sourcing and are unwilling to undergo a third-party audit. Alternatively, external factors may cause a smelter or refiner to drop out of RMAP Conformance, which would subsequently require Dell to request that the supplier remove them from the supplier’s supply chain. As part of our risk assessment, Dell identified eight smelters in the supply chains of Dell suppliers as high-risk during the 2018 survey and due diligence process because of a lack of audit validation and/or high risk for benefitting armed groups in the Covered Countries. This determination was based upon information gathered from the CMRT and the RMI database, independent research, and numerous customer requests to remove the smelters from our supply chain.
Dell has increased its expectations by requiring suppliers to take steps to remove smelters and refiners we deem high-risk from their respective supply chains. In 2018, we contacted any supplier that reported using smelters deemed as high-risk to gather additional information on which of their suppliers reported these smelters and whether those suppliers were providing material for products sold to Dell, and to submit a timeline for removing those smelters from the supplier’s supply chain. If suppliers did not provide this additional information and/or did not commit to removing high-risk smelters, they were escalated through the supply chain management staff responsible for the commercial relationships. Senior Procurement executives were provided a monthly briefing on the open action item of their suppliers. These suppliers could see a reduction in business or see a reduction in their supplier scorecard until the smelter was verified as removed from the supply chain. This process successfully eliminated eight high-risk smelters that were reported by 22 suppliers. Setting the expectations early in the reporting year, gaining internal support to drive supplier performance, and holding suppliers accountable to commitments drove program success in removing these smelters from further use in our supply chain.
As part of our internal CMRT assessment, suppliers who do not source solely from RMAP Conformant smelters and refiners are flagged for follow-up actions by our Responsible Minerals Team. During this follow-up we have identified a need to better educate our suppliers and build their understanding of the risks associated with sourcing from smelter and refiners who are not participating in an audit program. Understanding how to identify and mitigate risk will become of greater importance as we continue to shift our responsible sourcing efforts to address risk in all conflict-affected and high-risk areas. We are working with the RMI to provide supplier training on how to manage and address these risks. As suppliers learn how to mitigate risks in the supply chain, we can seek to establish sourcing solely from audited smelters as the industry standard practice to reduce the risk of incorporating conflict minerals that fund armed groups from the Covered Countries in the supply chain.
Just as we expect our supplier partners to learn the best approach to manage risks in their supply chains, Dell has taken steps to learn more about our gold supply chain. Last year we met with a gold mining company to learn about the supply chain and responsible sourcing efforts in large scale and artisanal mining. Gold sourcing remains an area of concern due to potential links to corruption and human rights violations. By expanding our knowledge of risks and partnering with supply chain actors who are diligent and transparent, we can increase our use of responsible gold.

Step 4: Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
As a downstream company, Dell utilizes the RMAP for smelter and refiner audits and to assess risks from the mine to the smelter or refiner. We understand that work remains either to cause smelters and refiners to participate in the program, or to remove them from our supply chain if they do not. We continue to work with our suppliers and smelters and refiners to ensure participation in the RMAP program.
Last year, Dell increased engagement with smelters and refiners to promote participation and to encourage conformant smelters and refiners to maintain their status in the RMAP program. As a member of the RMI workgroups, we and our industry peers encourage smelters and refiners to request they undergo an RMI audit. In 2018, RMI announced revisions to the smelter audit standards to align with the OECD framework. Dell championed these revisions by sending information packs to smelters and refiners who were due for a re-audit to educate and affirm conformant statuses. We also notified our tier one suppliers of the audit standard revision and asked that they also contact the smelters and refiners in their supply chain to promote participation.
When smelters and refiners in our suppliers’ supply chain are not RMAP Conformant or have lost that status, we consider the underlying reasons to determine whether to drive participation in RMAP though the RMI workgroups or remove them from the supply chain. This assessment takes into account whether the smelter is currently engaged in discussions to get audited by RMAP, the geographical location of the smelter, the metal processed, and known sourcing information.
Table 2: the following table shows (a) 3TG smelters or refiners reported by Dell’s combined suppliers’ supply chain during the period from Dell’s acquisition of EMC Corporation (“EMC”) in September 2016 through December 2018 and (b) EMC suppliers’ supply chain in 2013-2015, by metal and RMAP Status 1

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1 Active smelters and refiners are defined by RMAP as those that have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain of Custody Certification.
Conformant smelters and refiners passed the audit/certification programs stated above.

Based on information from the CMRT, for the Reporting Period, there were 300 unique 3TG smelter or refiner facilities reported by Dell’s suppliers, 257 of which participate in RMAP. Many of our suppliers returned CMRTs representing their full supply chains, rather than scoping specifically to components incorporated into Dell’s Covered Products. Therefore, it is possible that not all of the smelters and refiners reported are providing material for Dell products. As part of our transparency efforts, Dell is publishing the full list of these smelters and refiners reported by our suppliers in Appendix B.
The list of countries from which we believe the 3TG in our Covered Products may have originated is published in Appendix A. Some 3TG also originate from recycled or scrap sources. This information was obtained using the Reasonable Country of Origin Inquiry (RCOI) report dated March 29, 2019 that is available to Dell as a member of RMI.

Step 5: Report on Supply Chain Due Diligence
This report and Dell’s Form SD will be filed with the SEC and be publicly available at www.sec.gov.
Dell also provides information related to social and environmental responsibility on our website (www.Dell.com/SupplyChain) and in our annual Supply Chain Sustainability Progress Reports published mid-calendar year. In addition, prior to 2018, Dell published a 2018 Responsible Minerals Sourcing Report and 2017 Responsible Raw Materials Sourcing Report which publicly reported the outcomes of our supply chain due diligence.
References to Dell’s website are provided for convenience only, and its contents are not incorporated by reference into this report nor are they deemed filed with the SEC.
Steps to be Taken to Mitigate Risk
Dell intends to take the following steps, among others, to improve the due diligence conducted by it and to further mitigate any future risk of sourcing 3TG that benefits armed groups from the Covered Countries:

1)	Continue to work closely with suppliers to obtain the necessary information on the origin of 3TG contained in the materials or components used in the Covered Products.

2)	Work with smelters and refiners through our engagement with RMI to promote participation in RMAP.

3)	Monitor incidents related to OECD Annex II risks to assess their impact on Dell’s supply chain.

4)	Explore the use of technology such as blockchain to trace the origin of the material in Dell’s supply chain.

5)	Continue partnering with organizations dedicated to supporting mining communities and contributing to ethical sourcing of minerals.

Cautionary Statement about Forward-Looking Statements
Statements in this report that relate to future events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Dell’s results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors, including those risks described in its reports filed with the SEC, including Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell makes may turn out to be wrong and can be affected by inaccurate assumptions Dell might make or by known or unknown risks, uncertainties and other factors, including those identified in this report. Accordingly, you should not place undue reliance on the forward-looking statements made in this report, which speak only as of its date. Dell does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Appendix A: Reasonable Country of Origin Inquiry List
Countries from which the minerals in Dell’s products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s Reasonable Country of Origin Inquiry report dated March 29, 2019. The origins of the 3TG processed by facilities listed in Appendix B are believed to be the following:

Australia	Mauritania
Austria	Mongolia
Benin	Mozambique
Bolivia	Myanmar
Brazil	Nicaragua
Burundi	Niger
Chile	Nigeria
China	Peru
Colombia	Portugal
Democratic Republic of the Congo	Russian Federation
Ecuador	Rwanda
Eritrea	Sierra Leone
Ethiopia	South Africa
Ghana	Swaziland
Guinea	Taiwan
Guyana	Tanzania
India	Thailand
Indonesia	Togo
Laos	Uganda
Madagascar	United Kingdom
Malaysia	United States of America
Mali	Venezuela

Appendix B: Dell Smelter List

This list is based on Dell supplier data for the Reporting Period. In many cases, suppliers provided information encompassing their entire supply chain; this information was not limited to facilities that contributed 3TG used only in Dell products. As a result, we are unable to validate whether our products in fact contain 3TG from all of these sources. This list only includes facilities reported by suppliers that are on the RMAP standard smelter list as of March 30, 2019.

Metal	Smelter Look-up	Smelter Country
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL

Metal	Smelter Look-up	Smelter Country
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Metal	Smelter Look-up	Smelter Country
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA

Metal	Smelter Look-up	Smelter Country
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Metal	Smelter Look-up	Smelter Country
Tin	Yunnan Tin Company Limited	CHINA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Metal	Smelter Look-up	Smelter Country
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Metal	Smelter Look-up	Smelter Country
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	L’Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Metal	Smelter Look-up	Smelter Country
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Metal	Smelter Look-up	Smelter Country
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Metal	Smelter Look-up	Smelter Country
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA